UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

CADENCE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cadence Pharmaceuticals, Inc. (the “Company”) approved cash bonus payments for the 2008 fiscal year to be paid to the Company’s named executive officers (“NEOs”) (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2008.

The bonus payments were based on an assessment by the Compensation Committee that the achievement of the Company’s corporate performance objectives for the year was 93%. These performance objectives included (i) the timely completion of submissions to the U.S. Food and Drug Administration regarding the Company’s clinical development programs, (ii) the announcement of clinical trial results, (iii) the timely completion of pre-commercialization manufacturing development activities, (iv) the completion of certain reports and summaries in preparation for the Company’s planned New Drug Application for its Acetavance™ product candidate, and (v) the completion of certain corporate development and financing objectives.

Under the terms of the Company’s 2008 Bonus Plan, the NEOs are eligible to receive a bonus ranging from zero to 150% of their target bonus based on achievement of corporate and individual performance goals for 2008. The target bonus for Theodore R. Schroeder, the Company’s President and Chief Executive Officer, for 2008 is equal to 60% of his base salary. The target bonus for executive and senior vice presidents for 2008 is 35%, and for vice presidents, 30%, of their respective base salaries. The 2008 bonuses approved by the Compensation Committee were as follows:

Name	Title	2008 Bonus
Theodore R. Schroeder	President and Chief Executive Officer	$220,000
James B. Breitmeyer	Executive Vice President and Chief Medical Officer	$124,700
William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	$101,945
Hazel M. Aker	Senior Vice President, General Counsel and Secretary	$99,838
David A. Socks	Senior Vice President, Corporate Development and Strategy	$89,042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2009

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
Name:	William R. LaRue
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary